Exhibit 99.1

AgeX Therapeutics, Inc. Reports Second Quarter 2019 Financial Results and Provides Business Update

  Moves into new San Francisco Bay Area R&D facility, comprising approximately 15,700-square-feet of office and lab space, including cGMP-capable manufacturing suite.
  Strengthens leadership at Board level by appointment of regenerative medicine leader Dr. Michael H. May, CEO of Canada’s Centre for Commercialization of Regenerative Medicine (CCRM).
  Begins work using synthetic biology approach to engineer pluripotent stem cell lines with immune tolerance UniverCyte™ technology to generate hypoimmunogenic (universal) cells.
  CEO Dr. Michael D. West featured in cover story Special Report in New Scientist magazine, “A Cure for Aging?”

ALAMEDA, Calif.--(BUSINESS WIRE)--August 14, 2019--AgeX Therapeutics, Inc. (“AgeX”; NYSE American: AGE), a biotechnology company focused on the development of therapeutics for human aging, reported financial and operating results for the second quarter ended June 30, 2019.

“In the second quarter we executed the complete relocation of our facilities including the construction of cGMP-capable therapeutics manufacturing space. We plan to utilize this new capability to produce clinical-grade master cell banks using our UniverCyte™ technology, as well as AGEX-BAT1 and AGEX-VASC1 that may be used in the future in clinical trials,” said Michael D. West, Ph.D., founder and Chief Executive Officer. “In addition, we have prioritized the advancement of our induced Tissue Regeneration (iTR) technology which is increasingly recognized by the industry as a potentially transformative platform technology for the treatment of human aging. Our appointment of Dr. Michael May to our Board of Directors will contribute to attaining our goal of leading the industry in the field of the biotechnology of aging. Lastly, we appreciate the support of our largest shareholder Juvenescence, Limited that provided a $2 million loan facility demonstrating their continued support of our product development. We are fortunate to have Juvenescence, which itself has raised over $110 million since 2017, as our key backer.”

“This is an exceptionally exciting time for us as we work toward our goal of becoming a leading biotechnology company in cellular therapies and human aging,” commented Greg Bailey, M.D., Chairperson of the Board of Directors. “Our commitment to this goal is demonstrated by us taking up residence in our new R&D facility as well as making progress in our work to engineer hypoimmunogenic cells and to move our other programs forward.”

Additional Recent Highlights

  AgeX moved into a new San Francisco Bay Area R&D facility, comprising approximately 15,700-square-feet of office and lab space, located at 965 Atlantic Avenue Suite 101, Alameda, CA 94501. The new facility will house the company’s current staff and can accommodate for significant future growth. Good Manufacturing Practice (cGMP) production capability has been established at the new facility with two additional clean environmental space laboratories.
  Dr. West and AgeX featured in a cover story in New Scientist magazine. The influential British science magazine’s Special Report, “A Cure for Aging?” ran in the April 27th issue.
  The Company participated at three industry and investor conferences during the quarter. These included a presentation by Dr. West at Undoing Aging in Berlin, Germany, on AgeX’s regenerative medicine product development. At the conference, Dr. West also presented data relating to the central molecular clockwork mechanisms that AgeX is targeting with its induced iTR program. Additionally, during the quarter the company presented at Master Investor Show 2019 in London and Biotech Investing in Longevity in San Francisco.
  AgeX entered into a Loan Facility Agreement with Juvenescence Limited, providing AgeX with a $2 million line of credit over the next 18 months to advance product development.

Balance Sheet Highlights

Cash, cash equivalents, and restricted cash totaled $5.9 million as of June 30, 2019, as compared with $8.6 million as of the end of the previous quarter.

Second Quarter 2019 Operating Results

Revenues: Total revenues for the three months ended June 30, 2019 were $380,000, as compared with $464,000 in the same period in 2018. AgeX revenues are primarily generated from subscription and advertising revenues from the GeneCards® online database through its subsidiary LifeMap Sciences, Inc. 2019 revenues also included approximately $47,000 of allowable expenses under its research grant from the NIH. AgeX had no grant revenues in the same period in 2018.

Operating expenses: Operating expenses for the three months ended June 30, 2019 were $3.8 million, as compared with $2.5 million for the same period in 2018. On an as-adjusted basis, operating expenses for the three months ended June 30, 2019 were $3.0 million as compared to $2.2 million for the same period in 2018.

The reconciliation between operating expenses determined in accordance with accounting principles generally accepted in the United States (GAAP) and operating expenses, as adjusted, a non-GAAP measure, is provided in the financial tables included at the end of this press release.

Research and development expenses for the three months ended June 30, 2019 were $1.7 million, as compared with $1.4 million in the same period in 2018. The increase was primarily attributable to an increase in expenses in AgeX programs utilizing PureStem® cell lines and iTR technology.

General and administrative expenses for the three months ended June 30, 2019 were $2.1 million, as compared with $1.1 million in the same period in 2018.

Net loss attributable to AgeX: The net loss attributable to AgeX for the three months ended June 30, 2019 was $3.1 million, or ($0.08) per share (basic and diluted) compared to $1.9 million, or ($0.06) per share (basic and diluted), for the same period in 2018.

About AgeX Therapeutics

AgeX Therapeutics, Inc. (NYSE American: AGE) is focused on developing and commercializing innovative therapeutics for human aging. Its PureStem® and UniverCyte™ manufacturing and immunotolerance technologies are designed to work together to generate highly defined, universal, allogeneic, off-the-shelf pluripotent stem cell-derived young cells of any type for application in a variety of diseases with a high unmet medical need. AgeX has two preclinical cell therapy programs: AGEX-VASC1 (vascular progenitor cells) for tissue ischemia and AGEX-BAT1 (brown fat cells) for Type II diabetes. AgeX’s revolutionary longevity platform induced Tissue Regeneration (iTR™) aims to unlock cellular immortality and regenerative capacity to reverse age-related changes within tissues. AGEX-iTR1547 is an iTR-based formulation in preclinical development. HyStem® is AgeX’s delivery technology to stably engraft PureStem cell therapies in the body. AgeX is developing its core product pipeline for use in the clinic to extend human healthspan, and is seeking opportunities to establish licensing and collaboration arrangements around its broad IP estate and proprietary technology platforms.

For more information, please visit www.agexinc.com or connect with the company on Twitter, Facebook, and YouTube.

Forward-Looking Statements

Certain statements contained in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not historical fact including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates” should also be considered forward-looking statements. Forward-looking statements involve risks and uncertainties. Actual results may differ materially from the results anticipated in these forward-looking statements and as such should be evaluated together with the many uncertainties that affect the business of AgeX Therapeutics, Inc. and its subsidiaries, particularly those mentioned in the cautionary statements found in more detail in the “Risk Factors” section of AgeX’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commissions (copies of which may be obtained at www.sec.gov). Subsequent events and developments may cause these forward-looking statements to change. AgeX specifically disclaims any obligation or intention to update or revise these forward-looking statements as a result of changed events or circumstances that occur after the date of this release, except as required by applicable law.

AGEX THERAPEUTICS, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (IN THOUSANDS, EXCEPT PAR VALUE AMOUNTS)

	June 30, 2019	December 31, 2018
	(Unaudited)

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$5,813	$6,707
Accounts and grants receivable, net	208	131
Prepaid expenses and other current assets	659	1,015
Total current assets	6,680	7,853

Property and equipment, net	951	90
Deposits and other long-term assets	196	19
Intangible assets, net	2,430	2,709
TOTAL ASSETS	$10,257	$10,671

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$1,584	$1,366
Related party payables, net	62	132
Deferred revenues	266	317
Right-of-use lease liability, current portion	407	-
Insurance premium liability and other current liabilities	310	625
Total current liabilities	2,629	2,440

Right-of-use lease liability, net of current portion	221	-
TOTAL LIABILITIES	$2,850	$2,440

Commitments and contingencies

STOCKHOLDERS’ EQUITY
Preferred stock, $0.0001 par value, authorized 5,000 shares; none issued and outstanding as of June 30, 2019 and December 31, 2018	-	-
Common stock, $0.0001 par value, 100,000 shares authorized; 37,630 and 35,830 shares issued and outstanding as of June 30, 2019 and December 31, 2018, respectively	4	4
Additional paid-in capital	86,975	81,499
Accumulated other comprehensive income (loss)	44	(2)
Accumulated deficit	(80,276)	(74,054)
AgeX Therapeutics, Inc. stockholders’ equity	6,747	7,447
Noncontrolling interest	660	784
Total stockholders’ equity	7,407	8,231
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$10,257	$10,671

AGEX THERAPEUTICS, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (IN THOUSANDS, EXCEPT PER SHARE DATA) (UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
REVENUES:
Subscription and advertising revenues	$305	$333	$650	$572
Grant revenues	47	-	62	-
Other revenues	28	131	56	131
Total revenues	380	464	768	703

Cost of sales	(53)	(79)	(116)	(188)

Gross profit	327	385	652	515

OPERATING EXPENSES:
Research and development	(1,650)	(1,384)	(2,988)	(2,975)
Acquired in-process research and development	-	-	-	(800)
General and administrative	(2,119)	(1,135)	(4,228)	(2,425)
Total operating expenses	(3,769)	(2,519)	(7,216)	(6,200)
Loss from operations	(3,442)	(2,134)	(6,564)	(5,685)

OTHER INCOME/(EXPENSES):
Interest income, net	33	27	45	45
Gain on sale of equity method investment in Ascendance	-	-	-	3,215
Other income, net	257	156	229	153
Total other income, net	290	183	274	3,413

NET LOSS BEFORE INCOME TAXES	(3,152)	(1,951)	(6,290)	(2,272)
Income tax provision	(3)	-	(76)	-

NET LOSS	(3,155)	(1,951)	(6,366)	(2,272)
Net loss attributable to noncontrolling interest	66	21	144	107

NET LOSS ATTRIBUTABLE TO AGEX	$(3,089)	$(1,930)	$(6,222)	$(2,165)

NET LOSS PER COMMON SHARE: BASIC AND DILUTED	$(0.08)	$(0.06)	$(0.17)	$(0.06)
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING: BASIC AND DILUTED	37,630	34,225	36,891	34,004

AGEX THERAPEUTICS, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (IN THOUSANDS) (UNAUDITED)

	Six Months Ended June 30,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss attributable to AgeX	$(6,222)	$(2,165)
Net loss attributable to noncontrolling interest	(144)	(107)
Adjustments to reconcile net loss attributable to AgeX to net cash used in operating activities:
Gain on sale of equity method investment in Ascendance	(277)	(3,215)
Acquired in-process research and development	-	800
Depreciation expense	22	25
Amortization of intangible assets	279	214
Amortization of right-of-use asset	99	-
Stock-based compensation	996	312
Stock-based compensation allocated from BioTime	-	150
Subsidiary stock-based compensation	-	4
Foreign currency remeasurement gain (loss) and other	49	(51)
Changes in operating assets and liabilities:
Accounts and grants receivable, net	(77)	(17)
Prepaid expenses and other current assets	359	(92)
Accounts payable and accrued liabilities	121	150
Related party payables	(71)	(156)
Insurance premium liability	(448)	-
Deferred revenues and other current liabilities	(63)	(18)
Net cash used in operating activities	(5,377)	(4,166)

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from the sale of equity method investment in Ascendance	277	3,215
Purchase of in-process research and development	-	(800)
Security deposit paid	(77)	-
Purchase of equipment and other	(109)	(13)
Net cash provided by investing activities	91	2,402

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common shares	-	5,000
Proceeds from exercise of warrants	4,500	-
Repayment of financing lease liabilities	(9)	-
Proceeds from sale of warrants	-	737
Net cash provided by financing activities	4,491	5,737

Effect of exchange rate changes on cash and cash equivalents	1	7

NET INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(794)	3,980

CASH, CASH EQUIVALENTS AND RESTRICTED CASH:
At beginning of the period	6,707	7,375
At end of the period	$5,913	$11,355

Non-GAAP Financial Measures

This press release includes operating expenses prepared in accordance with accounting principles generally accepted in the United States (GAAP) and, includes operating expenses, by entity, prepared in accordance with GAAP. This press release also includes certain historical non-GAAP operating expenses and non-GAAP operating expenses, by entity. In particular, AgeX Therapeutics, Inc. (“AgeX”) has provided both (a) non-GAAP total operating expenses, adjusted to exclude noncash stock-based compensation expense, depreciation and amortization expense, and acquired in-process research and development expense, a nonrecurring item, and (b) non-GAAP operating expenses, by entity, to exclude those same charges by the respective entities for consistency. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable financial measures prepared in accordance with GAAP. However, AgeX believes the presentation of non-GAAP total operating expenses and non-GAAP operating expenses, by entity, when viewed in conjunction with our GAAP total operating expenses, and GAAP operating expenses by entity, respectively, is helpful in understanding AgeX’s ongoing operating expenses and its programs and those of certain subsidiaries.

Furthermore, management uses these non-GAAP financial measures in the aggregate and on an entity basis to establish budgets and operational goals, to manage AgeX’s business and to evaluate its performance and its programs in clinical development.

AGEX THERAPEUTICS, INC. AND SUBSIDIARIES RECONCILIATION OF NON-GAAP FINANCIAL MEASURE ADJUSTED OPERATING EXPENSES

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2019 (unaudited)	2018 (unaudited)	2019 (unaudited)	2018 (unaudited)
GAAP Operating Expenses - as reported	$3,769	$2,519	$7,216	$6,200
Stock-based and other noncash compensation expense (1)	(515)	(231)	(996)	(466)
Amortization of right-of-use assets (1)	(99)	-	(99)	-
Depreciation and amortization expense (1)	(152)	(117)	(301)	(239)
Acquired AgeX in-process research and development expense (2)	-	-	-	(800)
Non-GAAP Operating Expenses, as adjusted	$3,003	$2,171	$5,820	$4,695

GAAP Operating Expenses - by entity
AgeX and subsidiaries other than LifeMap Sciences (3)	$3,176	$1,929	$6,036	$5,023
LifeMap Sciences, Inc. and subsidiary (4)	593	590	1,180	1,177
GAAP Operating Expenses - by entity	$3,769	$2,519	$7,216	$6,200

Non-GAAP Operating Expenses - as adjusted, by entity
AgeX and subsidiaries other than LifeMap Sciences (3)	$2,525	$1,690	$4,870	$3,742
LifeMap Sciences, Inc. and subsidiary (4)	478	481	950	953
Non-GAAP Operating Expenses - as adjusted, by entity	$3,003	$2,171	$5,820	$4,695
(1)	Noncash charges
(2)	AgeX acquired and expensed certain in-process research and development technology in March 2018, considered to be a nonrecurring item.
(3)	AgeX Therapeutics, Inc. includes ReCyte Therapeutics, Inc., a majority-owned and consolidated subsidiary.
(4)	LifeMap Sciences Inc. includes LifeMap Sciences Ltd., both consolidated subsidiaries of AgeX Therapeutics, Inc.

Contacts

Media Contact for AgeX:
Bill Douglass
Gotham Communications, LLC
bill@gothamcomm.com
(646) 504-0890